Commission File No._____________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                  ENRON CORP.

             (Exact name of registrant as specified in its charter)

                  DELAWARE                                       47-0255140
(State of incorporation or organization)                      (I.R.S. Employer
                                                            Identification No.)
         1400 SMITH STREET
            HOUSTON, TEXAS                                          77002
(Address of principal executive offices)                          (Zip Code)


                                 Securities to be registered
                             pursuant to Section 12(b) of the Act:

    Title of each class                           Name of each exchange on
   to be so registered                      which each class is to be registered

____% Exchangeable Notes                            New York Stock Exchange
due _________________, 1998

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instructions A.(c)(1), please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously woth the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. /X/

                           Securities to be registered
                      pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        See "Description of the Exchangeable Notes" pages 15 through 23, inclusive, in the Prospectus contained in the Registration Statement on Form S-3 (Registration No. 33-64057) filed by Enron Corp. (the "Company") on November 8, 1995 which is incorporated herein by reference. The indicated pages of such Prospectus are submitted herewith as Exhibit 3.

ITEM 2. EXHIBITS.

        The following Exhibits are filed with the Securities and Exchange Commission and the New York Stock Exchange, Inc.:

        1. Indenture dated as of November 1, 1985, between the Company and Harris Trust and Savings Bank (Form T-3 Application for Qualification of Indentures under the Trust Indenture Act of 1939, Registration No. 22-14390, filed October 24, 1985) which is incorporated herein by reference.

        2. Form of First Supplemental Indenture between the Company and Harris Trust and Savings Bank, as Trustee, including form of ____% Exchangeable Note due __________________, 1998 (Exhibit
                4(b), Registration No. 33-64057) which is incorporated herein by reference.

        3. Description of the Exchangeable Notes on pages 15 through 23, inclusive, of the Prospectus contained in the Registration Statement on Form S-3, Registration No. 33-64057, filed on November 8, 1995 which is incorporated herein by reference.

                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly cause this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  ENRON CORP.
                                  (Registrant)
                              By: /s/ KURT S. HUNEKE
                            Name: KURT S. HUNEKE
                           Title: VICE PRESIDENT, FINANCE AND TREASURER

Date November 17, 1995

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